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Exhibit 10.24

AMENDED AND RESTATED SUBORDINATED
PROMISSORY NOTE

$21,400,958.04	San Diego, California May 30, 2006

        This Amended and Restated Subordinated Promissory Note (the "Note") amends, re-evidences, restates, and supersedes in full that certain Promissory Note dated November 12, 2003 in the original principal amount of Ten Million Dollars ($10,000,000) and that certain Promissory Note dated March 18, 2004 in the original principal amount of Ten Million Dollars ($10,000,000), each made by the undersigned in favor of Guidant Investment Corporation.

        On or before November 12, 2007, the undersigned, for value received, promises to pay to the order of Guidant Investment Corporation ("Payee") at c/o Guidant Corporation, 4100 Hamline Avenue North, St. Paul, MN 55112, the principal sum of Twenty One Million Four Hundred Thousand Nine Hundred Fifty Eight Dollars and Four Cents ($21,400,958.04) plus unpaid interest added to such principal sum.

        The unpaid principal amount hereof from time to time outstanding shall bear interest from and after January 1, 2006 at a rate per annum equal to the Prime Rate plus one percent (1%), simple interest, as set forth in the Credit Agreement (as defined below). Interest on the Loan (as defined in the Credit Agreement) shall be payable on the fifth (5th) Banking Day of the month of January each year during the term of the Loan.

        Payments of both principal and interest shall be made in immediately available funds in lawful money of the United States of America.

        This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Credit Agreement dated as of November 12, 2003 (as from time to time amended, modified or supplemented) between the undersigned and the Payee (said Credit Agreement, as so amended, modified or supplemented being herein referred to as the "Credit Agreement"), to which Credit Agreement reference is hereby made for a statement of said terms and provisions, including those under which this Note may be paid prior to its due date or under which its due date may be accelerated. Capitalized terms used in this Note and not otherwise defined shall have the meaning set forth in the Credit Agreement.

        This Note is secured by a Security and License Agreement dated as of November 12, 2003 by the Borrower in favor of the Payee (the "Security and License Agreement").

        The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness. "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with secured indebtedness to be incurred by the Borrower after the date hereof from an asset-backed lender in an original principal amount not to exceed $3,000,000 (the "Asset-Based Loan").

        (a)    Insolvency Proceedings.    If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Borrower, (a) no amount shall be paid by the Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of the Payee which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

        (b)    Default on Senior Indebtedness.    If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and the Payee shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note unless within 180 days after the happening of such event of default the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to the Payee pursuant to the terms of this paragraph during any 360 day period.

        (c)    Further Assurances.    By acceptance of this Note the Payee agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to the Payee's rights hereunder, the Borrower may require that the Payee execute such forms of subordination agreement, provided that such forms shall not impose on the Payee terms less favorable than those provided herein.

        (d)    Subrogation.    Subject to the payment in full of all Senior Indebtedness, the Payee shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions hereof) to receive payments and distributions of assets of the Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Payee, be deemed to be a payment by the Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Payee would be entitled except for the subordination provisions of this Note shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and the Payee, be deemed to be a payment by the Borrower to or on account of the Senior Indebtedness.

        (e)    No Impairment.    Subject to the rights, if any, of the holders of Senior Indebtedness hereunder to receive cash, securities or other properties otherwise payable or deliverable to the Payee, nothing contained herein shall impair, as between the Borrower and the Payee, the obligation of the Borrower, subject to the terms and conditions hereof, to pay to the Payee the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Payee, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

        (f)    Lien Subordination.    Any lien or security interest of the Payee, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of the Borrower or any proceeds or revenues therefrom which the Payee may have at any time as security for any amounts due and obligations under this Note, including, without limitation, any Lien on or in the Collateral pursuant to the Security and License Agreement, shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by the Borrower or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

        (g)    Applicability of Priorities.    The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable. The foregoing notwithstanding, the Payee covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior Indebtedness.

Nothing herein affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

        (h)    Reliance of Holders of Senior Indebtedness.    The Payee, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

        This Note is made under and governed by the internal laws of the State of California.

CARDIONET, INC.
By:	/s/ JAMES M. SWEENEY
Name:	JAMES M. SWENEEY
Title:	CHAIRMAN & CEO

Address:
CardioNet, Inc.
510 Market Street
San Diego, CA 92101

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  Exhibit 10.24
AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE